                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             BUSH INDUSTRIES, INC.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       DELAWARE                                           16-0837346
- --------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



ONE MASON DRIVE, JAMESTOWN, NEW YORK                        14702
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)



                   BUSH INDUSTRIES, INC. 1985 STOCK PLAN AND
            BUSH INDUSTRIES, INC. 1985 INCENTIVE STOCK OPTION PLAN
- --------------------------------------------------------------------------------
                           (Full title of the plan)



ROBERT L. AYRES, CHIEF FINANCIAL OFFICER, ONE MASON DRIVE, JAMESTOWN, NY 14702
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                (716) 665-2000
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
                                                PROPOSED
                                                MAXIMUM
                                                OFFERING        PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF SECURITIES TO      AMOUNT TO BE        PRICE       AGGREGATE OFFERING   REGISTRATION FEE
     BE REGISTERED         REGISTERED/(1)/     PER SHARE           PRICE
 -------------------------------------------------------------------------------------------------
Class A Common            440,625(2) shares          $13.37       $5,891,156.25          $2,031.39
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
Class A Common              1,964(2) shares          $ 4.20       $    8,248.80          $    2.84
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
Class A Common              1,222(2) shares          $ 4.60       $    5,621.20          $    1.94
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
Class A Common              1,523(2) shares          $ 2.93       $    4,462.39          $    1.54
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
Class A Common                573(2) shares          $ 3.53       $    2,022.69          $    0.70
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
Class A Common                480(2) shares          $ 5.33       $    2,558.40          $    0.88
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
Class A Common              4,498(3) shares          $25.50       $  114,699.00          $   39.55
Stock, $.10 par value
- --------------------------------------------------------------------------------------------------
TOTAL                                                             $6,028,768.73          $2,078.84
- --------------------------------------------------------------------------------------------------

/(1)/ Pursuant to Rule 416(c), promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

/(2)/ Represents shares of Class A Common Stock of Bush Industries, Inc.
      issuable upon the exercise of a like number of outstanding stock options granted to Directors and/or Officers of the Registrant, and certain of their spouses who are employees of the Registrant, in accordance with the terms and conditions of the Bush Industries, Inc. 1985 Stock Plan and/or the Bush Industries, Inc. 1985 Incentive Stock Option Plan (collectively, the "Plans").

/(3)/ Represents an aggregate 4,498 shares of Class A Common Stock awarded to
      Directors and/or Officers of the Registrant, and certain of their spouses who are employees of the Registrant, in accordance with the terms and conditions of the Plans.

                             BUSH INDUSTRIES, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K



        REGISTRATION STATEMENT                        CAPTION OR
       ITEM NUMBER AND CAPTION                  LOCATION IN PROSPECTUS
       -----------------------                  ----------------------
1.  Forepart of the Registration
    Statement and Outside Front Cover
    Page of Prospectus.                        Cover Page of Prospectus.


2.  Inside Front and Outside Back              Inside Front and Outside Back Cover
    Cover Pages of Prospectus.                 Pages of Prospectus.

3.  Summary Information, Risk Factors
    and Ratio of Earnings to Fixed
    Charges.                                   Description of Plans.

4.  Use of Proceeds.                           Use of Proceeds.

5.  Determination of Offering Price.           Not Applicable.

6.  Dilution.                                  Not Applicable.

7.  Selling Security Holders.                  Selling Security Holders.

8.  Plan of Distribution.                      Selling Security Holders.

9.  Description of Securities to be
    Registered.                                Description of Plans.

10. Interests of Named Experts and
    Counsel.                                   Legal Opinion.

11. Material Changes.                          Not Applicable.

12. Incorporation of Certain                   Incorporation of Documents by
    Information by Reference.                  Reference.

13. Disclosure of Commission Position
    on Indemnification for Securities          Indemnification of Directors and
    Act Liabilities.                           Officers; Undertakings.

14. Indemnification of Directors and           Indemnification of Directors and
    Officers                                   Officers

15. Exemption from Registration
    Claimed.                                   Exemption from Registration Claimed.

16. Exhibits.                                  Exhibits.

17. Undertakings.                              Undertakings.

PROSPECTUS
                                450,885 SHARES

                             BUSH INDUSTRIES, INC.

                             CLASS A COMMON STOCK
                               ($.10 PAR VALUE)

   Bush Industries, Inc. (the "Company") is registering an aggregate 450,885 shares of Class A Common Stock (the "Shares"), of which 446,387 Shares are issuable upon the exercise of a like number of outstanding stock options granted to certain Directors and/or Officers of the Company, and certain of their spouses who are employees of the Company. These stock options and an aggregate 4,498 Shares of Class A Common Stock included herein were granted pursuant to the Bush Industries, Inc. 1985 Stock Plan (the "1985 Stock Plan") and/or the Bush Industries, Inc. 1985 Incentive Stock Option Plan (the "Incentive Plan"). (The 1985 Stock Plan and the Incentive Plan are hereinafter collectively referred to as the "Plans.") The Directors and/or Officers, and certain of their spouses who are employees of the Company, may offer these Shares (upon exercise of the stock options with respect to an aggregate 446,387 Shares) for sale as principals for their own accounts at any time and from time to time on the New York Stock Exchange or otherwise at prices prevailing at the time of sale or in private sales and at prices to be negotiated. The Directors and/or Officers, and such spouses, upon exercise of the options and sale of the Shares of Common Stock issuable thereunder and/or upon sale of the aggregate 4,498 shares included hereunder will receive the entire proceeds from such sale (see "Selling Security Holders"). Such Directors and/or Officers of the Company may be deemed to be affiliates of the Company, as that term is defined under Rule 405 of the Securities Act of 1933, as amended. Upon exercise of the above-described stock options, the Company will receive gross proceeds of approximately $5,914,070. See "Use of Proceeds."


                              -------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

                The date of this Prospectus is April 18, 1996.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison, Chicago, Illinois 60661; 7 World Trade Center, Room 1028, New York, New York 10048; 411 West Seventh Street, Fort Worth, Texas 76102, 8th Floor; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

   The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated herein by reference (not including exhibits thereto). Such requests should be made to the Corporate Treasurer, Bush Industries, Inc., One Mason Drive, Jamestown, New York 14702 (716) 665-2000.

                             DESCRIPTION OF PLANS

   The Company adopted the Plans for the award of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs") and contingent stock ("Contingent Stock"), where appropriate under the respective Plans. Under the terms of the Plans, no grant or award thereunder may be made after March 1, 1995, the termination date of such Plans. Outstanding options as of such date issued under the Plans will continue to be outstanding until the earlier of the exercise thereof or expiration thereof pursuant to the terms of grant. As of December 30, 1995, the maximum number of Shares of Class A Common Stock available for issuance under the Plans upon exercise of outstanding stock options is 1,363,248, as adjusted for stock splits and/or stock dividends. The Plans are administered by the Compensation Committee (the "Committee") of the Board of Directors. No member of such Committee is eligible to participate in the Plans.

   1985 STOCK PLAN. The Company's 1985 Stock Plan provided for the grant of the following securities to Officers and other key employees of the Company, including Directors who were also employees of the Company. Such securities which may have been granted under the 1985 Plan included non-qualified stock options to acquire Shares of the Company's Class A Common Stock, which may be accompanied by SARs, and Contingent Stock, which are Shares of the Company's Class A Common Stock, issued subject to certain restrictions.

   Non-qualified options granted under the 1985 Stock Plan must have had an option price that is at least 100% of the fair market value of the Class A Common Stock on the date of grant and no non-qualified option can be exercisable within one year after the date of grant. Unless otherwise specified in the grant, non-qualified options expire 10 years and one day after the date of grant.

   1985 INCENTIVE STOCK OPTION PLAN. Qualified stock options issued under the Incentive Plan must have had an exercise price equal to the fair market value of the Shares of Class A Common Stock on the date that the option was granted, or, in the case of a substantial stockholder, the exercise price of each Share of Class A Common Stock subject to an option could not be less than 110% of the fair market value of the Shares of Class A Common Stock on the date the option is granted.

                                USE OF PROCEEDS

   The Company will not realize any proceeds upon the sale of the Shares of Class A Common Stock issuable upon the exercise of the stock options, or upon the sale of outstanding Shares of Class A Common Stock issued under the Plans. Upon the issuance of an aggregate 446,387 Shares of Class A Common Stock upon the exercise of a like number of outstanding stock options pursuant to the terms of the Plans, the Company will receive gross proceeds of up to approximately $5,914,070. The Company intends to use such proceeds for working capital purposes.

                           SELLING SECURITY HOLDERS

   The following table lists the selling stockholders with respect to the Shares of Class A Common Stock being registered hereunder; the number of Shares of Class A Common Stock known to the Company to be held by each selling stockholder as of April 16, 1996; the number of stock options granted to each pursuant to the Plans; the number of Shares to be sold by each; and the number and percentage of outstanding Shares of Class A Common Stock to be owned by each after the sale of the Shares hereunder.

   The selling stockholders intend to offer the Shares (of which an aggregate 446,387 Shares are issuable upon exercise of outstanding stock options) for sale as principals for their own accounts at any time and from time to time on the New York Stock Exchange or otherwise, at prices prevailing at the time of sale, or in private sales and at prices to be negotiated. Of the selling stockholders, Robert L. Ayres is Chief Operating Officer, Chief Financial Officer, and a Director of the Company; Lewis H. Aronson is Vice President of Corporate Development and a Director of the Company; Ernest C. Artista is the Company's Secretary; Douglas S. Bush is Vice President of Merchandising and a Director of the Company; Gregory S. Bush is Vice President of Administration and New Business Development and a Director of the Company; and Neil Frederick is the Treasurer of the Company.

                                                                                              Percentage of
                         Total                                                                  Shares of
                         Number                         Number of            Number of        Class A Common
                     of Shares of       Options         Shares of            Shares of       Stock Owned (13)
                        Class A         Granted          Class A          Class A Common   --------------------
   Selling              Common        Pursuant to         Common            Stock Owned      Before      After
Stockholders          Stock Owned      the Plans     Stock to Be Sold     After Offering    Offering   Offering
- ---------------------------------------------------------------------------------------------------------------
Robert L. Ayres         195,346(1)         187,500           187,500(2)            7,846        3.2%       .1%

Lewis H. Aronson         84,975(3)          84,975            84,975(4)              -0-        1.4%        0%

Ernest C. Artista        25,092(5)          21,205            22,891(6)            2,201         .4%        0%

Douglas S. Bush          76,056(7)          68,332            71,144(8)            4,912        1.3%       .1%

Gregory P. Bush         100,998(9)          65,625            65,625(10)          35,373        1.7%       .6%

Neil A. Frederick        18,750(11)         18,750            18,750(12)             -0-         .3%        0%

(1) Includes 187,500 Shares of Class A Common Stock issuable upon the exercise of outstanding options. Excludes 4,662 Shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Robert L. Ayres, and with respect to such shares the trustees of such Plan have sole voting power.

(2) In accordance with the terms of the stock options granted under the Plans, an aggregate 46,875 options are currently exercisable by Mr. Ayres. The exercisability of the options currently vest at the rate of 15% per annum. Accordingly, as of the date hereof, Mr. Ayres may only sell an aggregate 46,875 Shares issuable upon exercise of the stock options.

(3) Includes 84,375 Shares of Class A Common Stock issuable upon exercise of outstanding options. Also includes 600 Shares of Class A Common Stock issuable to Mr. Aronson's spouse upon the exercise of outstanding options owned of record by Mr. Aronson's spouse, and with respect to which Mr. Aronson disclaims beneficial ownership. Excludes 2,863 and 631 Shares of Class A Common Stock held of record by the Company's 401 (k) Plan for the benefit of Mr. Lewis H. Aronson, and his spouse, respectively, and with respect to such Shares, the trustees of such Plan have sole voting power.

(4) In accordance with the terms of the stock options granted under the terms of the Plans, an aggregate 21,093 options are currently exercisable by Mr. Aronson. The exercisability of the options currently vest at the rate of 15% per annum. Accordingly, as of the date hereof, Mr. Aronson may only sell an aggregate 21,093 Shares issuable upon exercise of the stock options, exclusive of Shares issuable upon exercise of stock options owned of record by Mr. Aronson's spouse.

(5) Includes 20,725 Shares of Class A Common Stock issuable upon exercise of outstanding options. Also includes 480 Shares of Class A Common Stock issuable to Mr. Artista's spouse upon exercise of outstanding options owned of record by Mr. Artista's spouse, and with respect to which Mr. Artista disclaims beneficial ownership. Excludes 1,971 and 1,113 Shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Ernest Artista and his spouse, respectively, and with respect to such Shares, the trustees of such Plan have sole voting power.

(6) In accordance with the terms of the stock options granted under the terms of the Plans, an aggregate 6,662 options are currently exercisable by Mr. Artista. The exercisability of certain of the options owned of record by Mr. Artista currently vest at the rate of 15% per annum. Accordingly, as of the date hereof, Mr. Artista may only sell an aggregate 6,662 Shares issuable upon exercise of stock options, exclusive of Shares issuable upon exercise of stock options owned of record by Mr. Artista's spouse.

(7) Includes 68,332 Shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 860 Shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Douglas S. Bush, and with respect to such shares, the trustees of such Plan have sole voting power. Excludes shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Douglas S. Bush.
    In addition, excludes 33,280 Shares of Class A Common Stock held in trust for the benefit of Mr. Douglas S. Bush. Also excludes 2,093 Shares of Class A Common Stock held in trust for the benefit of Messrs. Gregory P. and Douglas S. Bush's mother, and with respect to such Shares, Mr. Douglas S. Bush disclaims beneficial ownership.

(8) In accordance with the terms of the stock options granted under the terms of the Plans, an aggregate 19,113 options are currently exercisable by Mr. Douglas S. Bush. The exercisability of certain of the options owned of record by Mr. Douglas S. Bush currently vest at the rate of 15% per annum. Accordingly, as of the date hereof, Mr. Douglas S. Bush may only sell an aggregate 19,113 Shares issuable upon exercise of stock options.

(9) Includes 2,093 Shares of Class A Common Stock held in trust for the benefit of Mr. Gregory P. Bush's mother, and with respect to such Shares, Mr. Gregory P. Bush disclaims beneficial ownership. Includes 65,625 Shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 1,685 Shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Gregory P. Bush, and with respect to such Shares, the trustees of such Plan have sole voting power. Excludes Shares of Class A Common Stock issuable upon conversion of Shares of Class B Common Stock beneficially owned by Mr. Gregory P. Bush.

(10) In accordance with the terms of the stock options granted under the terms of the Plans, an aggregate 16,406 options are currently exercisable by Mr. Gregory P. Bush. The exercisability of the options owned of record by Mr. Gregory P. Bush currently vest at the rate of 15% per annum. Accordingly, as of the date hereof, Mr. Gregory P. Bush may only sell an aggregate 16,406 Shares issuable upon exercise of stock options.

(11) Represents Shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 1,999 Shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Neil A. Frederick and with respect to such Shares, the trustees of such Plans have sole voting power.

(12) In accordance with the terms of the stock options granted under the terms of the Plans, an aggregate 4,687 options are currently exercisable by Mr. Neil A. Frederick. The exercisability of the options owned of record by Mr. Neil A. Frederick currently vest at the rate of 15% per annum. Accordingly, as of the date hereof, Mr. Neil A. Frederick may only sell an aggregate 4,687 Shares issuable upon exercise of stock options.

(13) The percentage of Shares of Class A Common Stock owned before the offering is based on 5,975,956 Shares of Class A Common Stock outstanding as of April 1, 1995. The percentage of Shares of Class A Common Stock owned after the offering is also based on 5,975,956 Shares of Class A Common Stock. For each selling stockholder the percentage of Shares owned (before or after the offering) includes any derivative securities owned by only such selling stockholder.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The documents listed in (a) through (c) below are hereby incorporated by reference to this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 30, 1995.

(c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                                 LEGAL OPINION

   The legality of the securities being offered hereby is being passed upon by Akerman, Senterfitt & Eidson, P.A., special counsel to the Registrant.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   In accordance with the provisions of the General Corporation Law of the State of Delaware (the "Act"), Article VI of the Registrant's Bylaws requires indemnification of Directors and Officers of the Company to the fullest extent provided by Section 145 of the Act, and also provides that such rights to indemnification are not exclusive of any other right to which Directors and Officers may otherwise be entitled.

   In addition to the above-described provisions, Section 145 of the Act contains provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 145 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he acted in good faith, and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a person in respect of a claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification or such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 of the Act requires a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against expenses actually and reasonably incurred by him when he is successful in his defense on the merits or otherwise.

   Further, the Registrant has adopted a charter provision pursuant to Delaware law which purports to limit the liability of Directors for monetary damages.

                      EXEMPTION FROM REGISTRATION CLAIMED

   The stock options granted to Officers and/or Directors of the Company pursuant to the Plans were issued without registration under the Securities Act of 1933, as amended, in accordance with the exemption, from registration provided by Section 4(2) of such Act.

                                   EXHIBITS

 5. Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the Securities being offered hereunder.

10.1*     Bush Industries, Inc. 1985 Stock Plan.


10.2*     Bush Industries, Inc. 1985 Incentive Stock Option Plan.

23.1 The consent of Akerman, Senterfitt & Eidson, P.A., is included in the opinion filed as Exhibit 5 to the Registration Statement.

23.2      Consent of Deloitte & Touche LLP, independent public accountants.

- ----------
* Incorporated herein by reference to the Registrant's Registration Statement of Form S-8, declared effective on July 27, 1993 (SEC File Number 33-66540). Amendments to the Plans are incorporated herein by reference to the Registrant's Proxy Statement with respect to the Registrant's Annual Meeting of Stockholders held on June 16, 1994.

                                 UNDERTAKINGS

   1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

   5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jamestown, State of New York, on this 18th day of April, 1996.

                                       BUSH INDUSTRIES, INC.
                                       --------------------------------------
                                       Registrant


                                       By:  /s/ Paul S. Bush
                                       --------------------------------------
                                       Paul S. Bush, Chairman of the Board of
                                       Directors, President and Chief Executive
                                       Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                 TITLE                                DATE
- ---------                                 -----                                ----

/s/ Paul S. Bush
- ----------------            Chairman of the Board of Directors,           April 18, 1996
Paul S. Bush                President and Chief Executive Officer


/s/ Robert L. Ayres         Executive Vice President, Chief               April 18, 1996
- -------------------         Operating Officer, Chief Financial Officer
Robert L. Ayres             and Director


/s/ Lewis H. Aronson
- --------------------        Vice President of Corporate                   April 18, 1996
Lewis H. Aronson            Development and Director


/s/ Gregory P. Bush
- --------------------        Vice President of Administration              April 18, 1996
Gregory P. Bush             and Director


/s/ Donald F. Hauk
- ------------------          Senior Vice President and Director            April 18, 1996
Donald F. Hauck


/s/ David G. Messinger
- ----------------------      Senior Vice President of Sales and            April 18, 1996
David G. Messinger          Marketing and Director

SIGNATURE                                 TITLE                                DATE
- ---------                                 -----                                ----
/s/ Jerald D. Bidlack
- ----------------------      Director                                      April 18, 1996
Jerald D. Bidlack


/s/ Paul A. Benke
- ----------------------      Director                                      April 18, 1996
Paul A. Benke


/s/ Robert E. Hallagen
- ----------------------      Director                                      April 18, 1996
Robert E. Hallagen


/s/ Douglas S. Bush
- ----------------------      Vice President of Merchandising               April 18, 1996
Douglas S. Bush             and Director

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